Exhibit 99.1

Repare Therapeutics Enters Exclusive Worldwide Licensing Agreement with Debiopharm for Lunresertib

July 15, 2025

CAMBRIDGE, Mass. & MONTREAL—(BUSINESS WIRE)--Jul. 15, 2025— Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a clinical-stage precision oncology company, today announced it has entered into an exclusive worldwide licensing agreement with Debiopharm International S.A. (“Debiopharm”), a privately-owned, Swiss-based biopharmaceutical company aiming to establish tomorrow’s standards of care to cure cancer and infectious diseases, for lunresertib, a first-in-class precision oncology PKMYT1 inhibitor.

“The exclusive worldwide licensing agreement with Debiopharm allows for the continued development of lunresertib, a novel PKMYT1 inhibitor, that has demonstrated encouraging results across multiple clinical trials in difficult-to-treat solid tumors. This agreement builds upon the success of Repare and Debiopharm’s existing collaboration studying the combination of lunresertib and Debio 0123,” said Steve Forte, President, Chief Executive Officer and Chief Financial Officer of Repare. “Our recent business development efforts have continued to enable Repare to focus on the advancement of our clinical priorities and sustained value creation. We remain focused on two ongoing Phase 1 clinical trials with readouts expected in the second half of 2025: the LIONS trial evaluating our RP-1664 PLK4 inhibitor and the POLAR trial evaluating our RP-3467 Polθ ATPase inhibitor.”

Under the terms of the agreement, Repare will receive a $10 million upfront payment, and is eligible to receive up to $257 million in potential clinical, regulatory, commercial and sales milestones, including up to $5 million in potential near-term payments, and single-digit royalties on global net sales. Repare and Debiopharm entered into a clinical study and collaboration agreement in January 2024 to explore the synergy between lunresertib and Debio 0123, a potential best-in-class, brain penetrant and highly selective WEE1 inhibitor. Debiopharm will assume sponsorship of the MYTHIC study and take over existing and future development activities related to lunresertib.

“We are excited to enter into this worldwide license agreement with Repare for lunresertib. Based on very promising Phase 1/1b clinical data, we believe the combination of lunresertib and Debio 0123 is highly synergistic and could potentially drive rapid and deep tumor regressions,” said Bertrand Ducrey, CEO of Debiopharm. “We believe the synthetic lethality approach of lunresertib in combination with Debio 0123 will allow us to bring this innovative precision therapy to patients with difficult to treat cancers.”

Continued Prioritization of RP-3467 and RP-1664

Moving forward, Repare will remain focused on the advancement of its two ongoing Phase 1 clinical trials, POLAR and LIONS. The POLAR clinical trial is a multicenter, open-label, dose-escalation Phase 1 clinical trial designed to investigate the safety, pharmacokinetics, pharmacodynamics, and preliminary clinical activity of RP-3467, a small molecule inhibitor of polymerase theta (Polθ) that is a synthetic lethality target associated with BRCA mutations and other genomic alterations, alone or in combination with olaparib in adults with locally advanced or metastatic epithelial ovarian cancer, metastatic breast cancer, metastatic castration-resistant prostate cancer, or pancreatic adenocarcinoma. Topline safety, tolerability and early efficacy data from the Phase 1 POLAR clinical trial of RP-3467 alone and in combination with olaparib is expected in the third quarter of 2025. The LIONS clinical trial is a first-in-human, multicenter, open-label Phase 1 clinical trial designed to investigate safety, pharmacokinetics, pharmacodynamics and the preliminary efficacy of RP-1664, a first-in-class, highly selective, oral inhibitor of Polo-like kinase 4 (PLK4) that is a synthetic lethality target associated with TRIM37 overexpression. Initial topline safety, tolerability and early efficacy data from the Phase 1 LIONS clinical trial of RP-1664 is expected in the fourth quarter of 2025.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare Therapeutics has developed highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s clinical-stage pipeline includes RP-3467, a Phase 1 Polθ ATPase inhibitor and RP-1664, a Phase 1 PLK4 inhibitor. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

Debiopharm’s Commitment to Patients

Debiopharm aims to develop innovative therapies that target high unmet medical needs in oncology and bacterial infections. Bridging the gap between disruptive discovery products and real-world patient reach, we identify high-potential compounds and technologies for in-licensing, clinically demonstrate their safety and efficacy, and then hand stewardship to large pharmaceutical commercialization partners to maximize patient access globally.

For more information, please visit www.debiopharm.com

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s out-license of lunresertib to Debiopharm, including the potential benefits of the transaction and the achievement and receipt of milestone payments and royalties under the license agreement; the Company’s anticipated cash runway; the timing, progress and results of the Company’s ongoing Phase 1 LIONS and POLAR clinical trials; and the potential, tolerability, efficacy and clinical progress of the Company’s product candidates, including the potential of lunresertib to treat patients with difficult-to-treat solid tumors as a monotherapy or in combination with Debio

0123. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including tariffs and other trade policies, the conflict in Ukraine and the conflict in the Middle East, fluctuations in inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

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Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investors@reparerx.com

Source: Repare Therapeutics Inc.